Exhibit 10.39
FIRST AMENDMENT TO THE ENERGY RECOVERY, INC.
CHANGE IN CONTROL SEVERANCE PLAN
     This First Amendment to the Energy Recovery, Inc. (“Company” or “ERI”) Change in Control Severance Plan (the “Plan”) is effective as of February 17, 2011 (“First Amendment Effective Date”) and amends the Plan made effective by the Company as of August 4, 2009.
     WHEREAS, the Compensation Committee of the Company’s Board of Directors may, under Article 12.1 of the Plan, amend the Plan to provide Participants with additional benefits; and
     WHEREAS, the Compensation Committee, at its meeting on February 17, 2011, resolved to amend the Plan by modifying the definition of “Cause” in Article 2(b).
     NOW THEREFORE, the Plan is amended as follows:
     1. The definition of “Cause” in Article 2(b) of the Plan is deleted in its entirety and replaced with the following new definition:
(b)	“Cause” means, in the context of employment termination:

(i) Any act by Participant in the course of employment or Participant’s performance of any act which, if Participant were prosecuted, would constitute a felony;

(ii) Participant’s failure to carry out his or her material duties, after not less than thirty (30) days prior written notice of such failure, and which failure is unrelated to an illness or disability of not greater than twelve (12) work weeks;

(iii) Participant’s dishonesty towards or fraud upon the Company which is injurious to the Company;

(iv) Participant’s violation of confidentiality obligations to the Company or misappropriation of Company assets; or

(v) Participant’s death or disability, as defined in the Company long-term disability plan in which the Participant participates or, if the Participant does not participate in such a plan, the principal long-term disability plan that covers the Company’s senior-level executives.
2. Except as set forth herein, all terms and conditions of the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its officer hereunto duly authorized on [•], 2011

ENERGY RECOVERY, INC.
By:	/s/ Carolyn F. Bostick
Title:	Vice President/General Counsel